MUTUAL RELEASE

This Mutual Release (this "Release") is being executed and delivered to confirm that none of the parties to this Release has any claims or liabilities against any other parties to this Release arising from the sale by Intra Asia Entertainment Corporation ("IRAE") of its indirectly owned 85% interest in Weifang Fuhua Amusement Park Co. Ltd. to Beijing Maidashi Investment Co. Ltd. ("Maidashi") that occurred pursuant to the terms and subject to the conditions of a Share Purchase Agreement, dated January 31, 2006 (the "Agreement").

Each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, hereby jointly and severally agrees as follows:

Each of the undersigned, on behalf of the undersigned and each of the undersigned's respective affiliates (if any) and heirs, hereby releases and forever discharges IRAE, all of the direct and indirect subsidiaries and affiliates of IRAE, Maidashi and all of the direct and indirect subsidiaries and affiliates of Maidashi, the officers, directors, employees, agents, counsels, accountants and affiliates of each of them (collectively, the "Releasees") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the undersigned or any of the undersigned's respective affiliates now have, have ever had or may in the future have against the Releases arising under the Agreement or the transactions contemplated thereby, including any claims that any of the undersigned may have for indemnification or breach of contract relating to the Agreement.

Each of the undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each undersigned person shall jointly and severally indemnify and hold harmless each Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of the undersigned or any of the undersigned's affiliates of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any undersigned, or any of the undersigned's affiliates against any third party of any claims or other matters purported to be released pursuant to this Release.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or enforceable.

This Release may not be changed except in writing signed by each of the Releasees and the undersigned. This Release shall be governed by and construed under the laws of the State of California, without giving effect to the conflict of laws principles thereof.

All words used in this Release will be construed to be of such gender or number as the circumstances require. This Release shall be valid and binding with respect to each person who executes this Release even if not every person listed on the signature page hereto executes this Release.

Facsimile execution and delivery of this Release is legal, valid and binding for all purposes.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this ___ day of _________, 2007.

Intra Asia Entertainment Corporation

By:_______________________________
Name:
Title:

Weifang Fuhua Amusement Park Co. Ltd.

By:_______________________________
Name:
Title:

Beijing Maidashi Investment Co. Ltd

By:_______________________________
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this ___ day of ______, 2007.

Intra Asia Entertainment Corporation

By:_______________________
Name: STANLEY WU
Title: CEO

Weifang Fuhua Amusement Park Co. Ltd.

By:_______________________
Name:
Title:

Beijing Maidashi Investment Co. Ltd

By:_______________________
Name:
Title: